EXHIBIT 3.1

ASSOCIATED BANC-CORP

CERTIFICATE RELATING TO

THE

SERIES B PREFERRED STOCK

Pursuant to Section 180.0602

of the Wisconsin Business Corporation Law

The undersigned, Associated Banc-Corp, a Wisconsin corporation (the “Company”), in accordance with the provisions of Section 180.0602 of Wisconsin Business Corporation Law, for the purposes of eliminating from the Amended and Restated Articles of Incorporation of the Company (the “Articles”) all matters set forth in the Articles of Amendment to the Articles regarding the 8.00% Perpetual  Preferred Stock, Series B (the “Series B Preferred Stock”) of the Company filed with the Wisconsin Department of Financial Institutions on September 13, 2011 (the “Articles Amendment”) with respect to the Series B Preferred Stock, par value $1.00 per share, of the Company for purposes of cancelling the Series B Preferred Stock, hereby certifies that:

1.

The undersigned is the duly elected and acting Executive Vice President, General Counsel and Corporate Secretary.

2.

In accordance with the provisions of Section 180.0602 of Wisconsin Business Corporation Law, the Board of Directors of the Company has adopted the following resolutions on October 23, 2018 eliminating from the Articles all matters set forth in the Articles Amendment with respect to the Series B Preferred Stock for purposes of cancelling the Series B Preferred Stock:

WHEREAS, as of September 15, 2016, Associated Banc-Corp (the “Company”) completed the repurchase of all outstanding shares of its 8.00% Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”); and

WHEREAS, pursuant to Sections 180.1002(8) and 180.0602(3)(b)2. of the Wisconsin Business Corporation Law, the Board may eliminate from the Company’s Amended and Restated Articles of Incorporation (the “Articles”) by amendment of the provisions thereof related to the shares of Series B Preferred Stock without shareholder approval, provided that no shares of the Series B Preferred Stock are then outstanding.

NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company be, and each of them hereby is, authorized for and in the name of the Company to take or cause to be taken such actions as are necessary or advisable to effect the elimination from the Articles the provisions thereof related to the shares of Series B Preferred Stock, including, without limitation, the preparation, execution and filing of an appropriate certification and articles of amendment with the Wisconsin Department of Financial Institutions.

BE IT RESOLVED, that the Board hereby authorizes and directs the officers of the Company, for and in the name of the Company, to execute and deliver any and all documents, and to take such additional action as such officers, or any of them, shall consider necessary, proper or advisable in the best interests of the Company in order to implement the purposes of the foregoing resolutions, including, without limitation, filing any certificates, documents and regulatory filings with the appropriate state and federal agencies, and the taking of any such action shall constitute conclusive evidence of the authority of such officer or officers hereunder; and

FURTHER RESOLVED, that all actions heretofore taken by the officers or directors of the Company in connection with the matters that are the subject of these resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

The undersigned declares under penalty of perjury under the laws of the State of Wisconsin that the matters set out in the foregoing Certificate are true of his own knowledge and that the foregoing Certificate has been duly adopted by the Company’s Board of Directors in accordance with the Wisconsin Business Corporation Law.

Executed at Milwaukee, Wisconsin, on October 23, 2018.

ASSOCIATED BANC-CORP

By:

/s/ Randall J. Erickson

Name:

Randall J. Erickson

Title:

Executive Vice President, General Counsel and Corporate Secretary

Drafted by:

Kristen A. Irgens

Godfrey & Kahn, S.C.

833 E. Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

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